UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2005

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 7, 2005, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Vertex (the “Board”) adopted a 2006 Bonus Plan for officers and other employees of the Company (the “Bonus Plan”).  The Bonus Plan addresses one of the three components of employee compensation — base salary, performance bonus (short-term incentive) and equity grants (long-term incentive)  — that are designed to motivate, reward and retain employees by aligning compensation with the achievement of strategic corporate goals as well as individual performance objectives.

The Bonus Plan provides that at end of 2006, the Company’s Board will assign the Company a performance rating on the basis of the Company’s achievement of goals to be set by the Board early in 2006.  The amount available for payment of performance bonuses will be established on the basis of each employee’s salary tier and performance rating, further adjusted on the basis of the Company’s performance rating assigned by the Board in early 2007.  The Committee and Board reserve the right to modify the Bonus Plan, and the key corporate performance factors and criteria under the Bonus Plan, at any time.

All other aspects of the Company’s Compensation Plan remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: December 12, 2005	/s/ Kenneth S. Boger
Kenneth S. Boger Senior Vice President and General Counsel